CONFIDENTIAL

NON-COMPETITION AND NON-SOLICITATION AGREEMENT
THIS NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this “Agreement”) is being executed and delivered as of August 21, 2017 by LM GROUP HOLDINGS, LLC, a Delaware limited liability company (the “Covenantor”) in favor of, and for the benefit of, VICTORY ENERGY CORPORATION, a Nevada corporation, (the “Company”), and the other Beneficiaries (as hereinafter defined). Certain capitalized terms used in this Agreement but not otherwise defined shall have the meaning set forth in Section 20 hereof.
RECITALS
A.    Pursuant to a Transaction Agreement, dated on or about the date hereof (the “Transaction Agreement”), by and between Armacor Victory Ventures, LLC (“Armacor”), an affiliate of the Covenantor, and the Company, the Company shall, in consideration for the License and the Cash Contribution, among other things, issue to Armacor 800,000 shares (the “Series B Shares”) of its newly designated Series B Convertible Preferred Stock (the “Series B Preferred Stock”). The Series B Shares will constitute at the consummation of the transactions contemplated by the Transaction Agreement 90% of the issued and outstanding common stock of the Company on a fully-diluted basis and after giving effect to the issuance of the Series B Preferred Stock and other securities of the Company being issued as contemplated by the Transaction Agreement (the “Transaction”), on the terms and subject to the conditions set out in the Transaction Agreement.
B.    In connection with the Transaction, Armacor is becoming a significant stockholder of the Company. Armacor has had, and will continue to have, access to extensive and valuable knowledge and confidential information concerning the business of the Company.
C.    In connection with the Transaction (and as a condition and mutual inducement to the consummation of the Transaction), to enable the Company to secure more fully the benefits of the Transaction, to preserve the value and goodwill of the Company after the consummation of the Transaction and to protect the trade secrets of the Company, the parties have agreed to enter into this Agreement.
D.    The Restricted Entities have conducted and are conducting their respective businesses in North America.
AGREEMENT
NOW, THEREFORE, to induce the Company to consummate the Transaction, and for other good and valuable consideration, the Covenantor agrees as follows:
1.Restriction on Competition. The Covenantor agrees that, during the Non-Competition Period, the Covenantor shall not, and shall not direct, instruct or support any efforts of any of the Covenantor’s Affiliates to:
(a)    engage in Competition in any Restricted Territory;
(b)    directly or indirectly be or become an officer, director, stockholder, owner, co-owner, Affiliate, partner, promoter, employee, agent, representative, designer, consultant, advisor, manager, licensor, sublicensor, licensee or sublicensee of, for or to, or otherwise acquire or hold (of record, beneficially or otherwise) any direct or indirect interest in, any Person that engages in Competition in any Restricted Territory; provided, however, that the Covenantor may, without violating this Section 1: (A) own, as a passive

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investment, shares of capital stock of a publicly-held corporation that engages in Competition if (i) such shares are actively traded on an established national securities market in the United States or Canada; (ii) the number of shares of such corporation’s capital stock that are owned beneficially (directly or indirectly) by the Covenantor together with the number of shares of such corporation’s capital stock that are owned beneficially (directly or indirectly) by the Covenantor’s Affiliates and/or immediate family collectively represent less than three percent of the total number of shares of such corporation’s capital stock outstanding; and (iii) neither the Covenantor nor any Affiliate of the Covenantor is otherwise associated directly or indirectly with such corporation or with any Affiliate of such corporation, (B) sell products or services relating to the Oilfield Services Business to Vallourec, a French company with its registered office at 27, avenue du Général Leclerc, 92100 Boulogne-Billancourt, France, or its Affiliates, or (C) provide products or services to any third party that has multiple business units, one or more of which engage in Competition, so long as the Covenantor does not engage provide products or services to the business units of such third party that engages in Competition; or
(c)    take any action intended to interfere with any business relationship (whether formed heretofore or hereafter) between any of the Restricted Entities and any customers, suppliers or prospects of any of the Restricted Entities.
2.    No Solicitation of Employees, Contractors or Consultants. The Covenantor agrees that during the Non-Competition Period, the Covenantor shall not, and shall not direct, instruct or support any efforts of any of the Covenantor’s Affiliates to directly or indirectly, personally or through others, encourage, induce, attempt to induce, solicit or attempt to solicit (on the Covenantor’s own behalf or on behalf of any other Person) any employee of or consultant to a Restricted Entity to leave his or her employment or consultancy with such Restricted Entity; provided, however, that the general posting or advertisement of job openings shall not constitute a violation of this paragraph.
3.    Representations and Warranties. The Covenantor represents and warrants to the Company for the benefit of the Company and the Beneficiaries that: (a) the Covenantor has full power and capacity to execute and deliver, and to perform all of the Covenantor’s obligations under, this Agreement, and (b) neither the execution and delivery of this Agreement nor the performance of the Covenantor’s obligations under this Agreement will result directly or indirectly in a violation or breach of (i) any agreement or obligation by which the Covenantor or any of the Covenantor’s Affiliates is or may be bound during the Non-Competition Period or (ii) any law, rule or regulation. The Covenantor’s representations and warranties set forth herein shall survive the expiration of the Non-Competition Period for the applicable statute of limitations.
4.    Specific Performance. The Covenantor agrees that, in the event of any breach or threatened breach by the Covenantor of any covenant or obligation contained in this Agreement, each of the Beneficiaries shall be entitled (in addition to any other remedy that may be available to it, including monetary damages), without the necessity of proving the inadequacy of monetary damages, to seek and obtain: (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) injunctive relief, including but not limited to a temporary restraining order, preliminary injunction and/or permanent injunction, restraining such breach or threatened breach. The Covenantor further agrees that no Beneficiary shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 4, and the Covenantor irrevocably waives any right the Covenantor may have to require any Beneficiary to obtain, furnish or post any such bond or similar instrument.
5.    Indemnification. Without in any way limiting any of the rights or remedies otherwise available to any of the Beneficiaries, the Covenantor shall indemnify and hold harmless each Beneficiary

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against and from any loss, damage, liability, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including legal fees), charge or expense (whether or not relating to any third-party claim) that is directly or indirectly suffered or incurred at any time (whether during or after the Non-Competition Period) by such Beneficiary, or to which such Beneficiary otherwise becomes subject at any time (whether during or after the Non-Competition Period), and that arises directly or indirectly out of or by virtue of, or relates directly or indirectly to, (a) any inaccuracy in or breach of any representation or warranty contained in this Agreement or (b) any failure on the part of the Covenantor to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation or other provision contained in this Agreement.
6.    Non-Exclusivity. The rights and remedies of the Beneficiaries under this Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of any of the Beneficiaries under this Agreement, and the obligations and liabilities of the Covenantor under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, under laws relating to misappropriation of trade secrets, under other laws and common law requirements and under all applicable rules and regulations. Nothing in this Agreement shall limit any of the Covenantor’s obligations, or the rights or remedies of any of the Beneficiaries, under the Transaction Agreement.
7.    Severability. Any term or provision of this Agreement that is deemed or determined to be invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.
8.    Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
9.    Exclusive Jurisdiction. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the courts of the State of Texas in connection with any matter based upon or arising out of this Agreement and the other matters contemplated herein. Each party agrees not to commence any legal proceedings related hereto except in such courts. By execution and delivery of this Agreement, each party hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and to the appellate courts therefrom solely for the purposes of disputes arising under this Agreement and not as a general submission to such jurisdiction or with respect to any other dispute, matter or claim whatsoever. The parties hereto irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the delivery of copies thereof by overnight courier to the address for such party to which notices are deliverable hereunder. Any such service of process shall be effective upon delivery. Nothing herein shall affect the right to serve process in any other manner permitted by applicable law. The parties hereto hereby waive any right to stay or dismiss any action or proceeding under or in connection with this Agreement brought before the foregoing courts on the basis of (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, or that it or any of its property is immune

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from the above-described legal process, (b) that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this Agreement may not be enforced in or by such courts, or (c) any other defense that would hinder or delay the levy, execution or collection of any amount to which any party hereto is entitled pursuant to any final judgment of any court having jurisdiction.
10.    Independent Legal Advice. Each of the parties hereto acknowledges that (i) such party has either obtained independent legal advice with respect to the terms of this Agreement or that such party has, despite having been given the opportunity to do so and being encouraged to do so, declined to seek independent legal advice with respect to the terms of this Agreement, and (ii) such party understands the terms of, and such party’s rights and obligations under, this Agreement.
11.    Waiver. No failure on the part of any Beneficiary to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Beneficiary in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Beneficiary shall be deemed to have waived any claim of such Beneficiary arising out of this Agreement, or any power, right, privilege or remedy of such Beneficiary under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Beneficiary; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.
12.    Successors and Assigns. Each of the Beneficiaries may freely assign any or all of its rights under this Agreement, at any time, in whole or in part, to any Person without obtaining the consent or approval of the Covenantor or of any other Person. This Agreement and all obligations hereunder are personal to the Covenantor and may not be assigned, delegated or otherwise transferred by the Covenantor at any time. This Agreement shall be binding upon the Covenantor and the Covenantor’s successors and shall inure to the benefit of the Beneficiaries.
13.    Further Assurances. The Covenantor shall (at the Covenantor’s sole expense) execute and/or cause to be delivered to each Beneficiary such instruments and other documents, and shall (at the Covenantor’s sole expense) take such other actions, as such Beneficiary may reasonably request at any time (whether during or after the Non-Competition Period) for the purpose of carrying out or evidencing any of the provisions of this Agreement.
14.    Legal Fees. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is commenced between the parties concerning this Agreement, the prevailing party shall be entitled to recover reasonable legal fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled). The prevailing party shall be the party who obtained substantially the relief sought by such party.
15.    Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.
16.    Construction. Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. Neither the drafting history nor the negotiating history of this Agreement

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shall be used or referred to in connection with the construction or interpretation of this Agreement. As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation.” Except as otherwise indicated in this Agreement, all references in this Agreement to “Sections” are intended to refer to Sections of this Agreement.
17.    Survival of Obligations. Except as specifically provided herein, the obligations of the Covenantor under Sections 3, 5 and 14 shall survive the expiration of the Non-Competition Period. The expiration of the Non-Competition Period shall not operate to relieve the Covenantor of any obligation or liability arising from any prior breach by the Covenantor of any provision of this Agreement.
18.    Amendment. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of both of the parties hereto.
19.    Counterpart Execution; Exchanges by Electronic Transmission. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

20.    Defined Terms. For all purposes of and under this Agreement, the following capitalized terms shall have the respective meanings below:
(a)    “Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.
(b)     “Beneficiaries” shall include: (i) the Company; (ii) each Person who is or becomes an Affiliate of the Company; and (iii) the successors and permitted assigns of each of the Persons referred to in clauses “(i),” “(ii)” and “(iii)” of this sentence.
(c)    A Person shall be deemed to be engaged in “Competition” if such Person or any of such Person’s Affiliates is engaged directly or indirectly in designing, providing, performing, developing, implementing, distributing, supplying, marketing, offering, licensing, selling or reselling any product or service in the Oilfield Services Business (as that term is defined in the Transaction Agreement).
(d)    “Closing or Closing Date” shall have the meaning assigned to such term in the Transaction Agreement.
(e)    “Non-Competition Period” shall mean the period commencing on the Closing Date and ending on the date that the License (as defined in the Transaction Agreement) granted to the Company under the Transaction Agreement expires.
(f)    “Person” means any: (i) individual; (ii) corporation, general partnership, limited partnership, limited liability partnership, trust, company (including any limited liability company or joint stock company) or other organization or entity; or (iii) governmental body or authority.

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(g)    “Restricted Entities” shall mean (i) the Company; (ii) any subsidiary of the Company; and (iii) the successors and assigns of each of the Persons referred to in clauses “(i),” “(ii)” and “(iii)” of this sentence (and any one of the Restricted Entities being a “Restricted Entity”).
(h)    “Restricted Territory” means worldwide.
21.    Effective Date. This Agreement shall become effective upon the Closing Date.

CONFIDENTIAL

The Covenantor has duly executed and delivered this Agreement as of the date first above written.

LM GROUP HOLDINGS, LLC

By: /s/ Rick Salas
Name: Rick Salas
Title: President

Address:

Fax:
Email:

VICTORY ENERGY CORPORATION

By: /s/ Kenneth Hill
Name: Kenneth Hill
Title: Chief Executive Officer

Address:

Email:

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